SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 27, 2000

                      NATIONAL DISCOUNT BROKERS GROUP, INC.
               (Exact name of Registrant as specified in Charter)


Delaware                              1-9480                     22-2394480
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
of incorporation)                    File Number)               Identification
                                                                Number)



10 Exchange Place Centre, 15th Floor, Jersey City, New Jersey      07302-3913
--------------------------------------------------------------------------------
(Address of principal executive office)                            (Zip Code)

Registrant's telephone number including area code:               (201) 946-2200
                                                                 --------------


                                 Not Applicable
                -----------------------------------------------
         (Former name and former address, as changed since last report)

Item 5.           Other Events

         National Discount Brokers Group, Inc. (the "Corporation") announced on March 28, 2000, that it had entered into a non-binding letter of intent (the "Letter") with Deutsche Bank Americas Holding Corporation ("DB") pursuant to which the Corporation would sell 3,000,000 shares of its common stock to DB or one of its designated affiliates for $45.31 per share (the "Investment"). A copy of the press release announcing the transaction is filed as an exhibit with this Form 8-K. The Letter is also filed as an exhibit to this Form 8-K.

         The Letter in addition provides that DB and the Corporation propose the following actions: (i) the negotiation and execution of a definitive agreement relating to the Investment, (ii) coincident with the Investment, the negotiation of the principal terms (and binding agreement with respect to exclusivity and non-competition) with respect to a joint venture to be owned 25% by the Corporation and 75% by DB or one or more of its affiliates with respect to the offering of on-line discount equity brokerage in Western Europe; (iii) coincident with the Investment, the negotiation of the principal terms (and binding agreement with respect to mutual exclusively and non-competition) with respect to a world wide joint venture (excluding Western Europe and the United State) 50% owned by the Corporation and 50% owned by DB or one or more of its affiliates (subject to certain conditions) with respect to the offering of on-line discount equity brokerage; (iv) coincident with the Investment, the negotiation and execution of a definitive agreement with respect to the Corporation or one of its affiliates being a distributor of initial public offerings of equity securities in the U.S. if DB or one of its affiliates is an underwriter of the securities and wishes to use the internet as a distribution channel, and (v) coincident with the Investment, the negotiation and execution of a definitive agreement for the distribution of certain research prepared by DB to customers of the Corporation or its subsidiaries in the United States.

         The transactions are subject to several conditions including, but not limited to, the approval of the Board of Directors of DB, the Board of Managing Directors of Deutsche Bank AG and the Board of Directors of the Corporation, regulatory approvals and filings and other matters.

         DB would be subject to certain standstill provisions regarding purchasing additional voting stock of the Corporation, conducting proxy contests and the voting of its shares of the Corporation and would have certain registration, antidilution and veto rights described in the Letter.

         The parties to the Letter have agreed to certain limitations on negotiations and other matters with third parties regarding alternative transactions until the execution of a definitive agreement regarding the Investment.

         The foregoing is a summary of the Letter and is not complete. The Letter is incorporated herein by reference. There can be an assurance that the transactions contemplated by the Letter will be consummated.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         99(a)    Press Release dated March 28, 2000
         99(b)    Letter of Intent dated March 27, 2000 between National
                  Discount Brokers Group, Inc. and Deutsche Bank Americas
                  Holding Corporation.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           National Discount Brokers Group, Inc.
                                           Registrant


Dated:  March 31, 2000                     By:/s/ Arthur Kontos
                                              Name:  Arthur Kontos
                                              Title: President and Chief
                                                     Executive Officer

                                                                  EXHIBIT 99(A)

                                                          FOR IMMEDIATE RELEASE

National Discount Brokers                   Deutsche Bank
MWW Group - tel. (201) 507 9500             tel. (212) 469-3874
Contact: Rich Tauberman                     Contact: Jon Murchinson
Email: rtauberman@mww.com                   Email: Jonathan.Murchinson@db.com



                   DEUTSCHE BANK AND NATIONAL DISCOUNT BROKERS
                     FORM E-COMMERCE AND FINANCIAL ALLIANCE

   Alliance Will Create Jointly Owned Online Brokerage Initiatives Outside of
       U.S. and Provide NDB with Access to World Class Research and IPOs;
                        Deal Includes Equity Stake in NDB

         NEW YORK, NEW YORK AND JERSEY CITY, NJ - March 28, 2000 - Deutsche Bank (OTC: DTBKY), the world's largest financial services group, and National Discount Brokers Group, Inc. (NYSE: NDB), a leading Internet brokerage and financial services company, announced today that the companies have signed a letter of intent to create a global e-commerce and financial alliance. In line with Deutsche Bank's recently announced e-commerce strategy, the alliance heralds the Bank's expansion into online brokerage. Together the companies will create jointly owned online brokerage capabilities outside of the United States. The strategic alliance also provides NDB with access to Deutsche Bank's U.S. equity research and initial public offering capabilities. Deutsche Bank will purchase up to a 19.3% stake in NDB, which includes 3 million shares to be purchased directly from NDB.
         "This alliance supports Deutsche Bank's e-commerce strategy of global connectivity, linking markets and investors around the world. It's a major stepping stone to reach online customers without having to rely on bricks and mortar," said Michael Philipp, Head of Global Equities at Deutsche Bank. "Our distribution and placement power are greatly enhanced through this alliance along with our ability to deliver services efficiently to our clients. We are confident that we can succeed in the competitive U.S. market by combining our high quality investment banking products and services with the world class technology of NDB."
         Mayo Shattuck, Co-Head of Investment Banking at Deutsche Bank, added, " the alliance with NDB opens up a number of possibilities to enhance the product offering to our existing high net worth individual and correspondent clients."
         The Deutsche Bank/National Discount Brokers strategic alliance will provide Deutsche Bank with access to NDB's online investor community. It also allows Deutsche Bank to take advantage of NDB's technology platform with the aim of delivering an international online brokerage capability.
         "This alliance builds on the combined strengths of our two companies," said Arthur Kontos, President and CEO of National Discount Brokers Group. "Deutsche Bank is a global financial powerhouse and NDB customers will benefit from the breadth of its research and investment banking capabilities. We look forward to leveraging our award-winning website, technological leadership and reputation for innovation to provide for the online investing needs of customers around the globe."
         The parties expect a definitive agreement to be signed during the second calendar quarter of 2000. The letter of intent calls for Deutsche Bank to purchase 3 million shares of common stock, a pro forma 14.6% equity stake in National Discount Brokers Group, for $45.31 per share resulting in gross proceeds of $135,930,000 and bringing Deutsche Bank's total investment in NDB to 16.3%. Under the terms of the letter of intent, Deutsche Bank will be permitted to purchase up to a 19.3% stake. The remaining 3% may be acquired through open market purchases.
         The letter of intent between the parties is non-binding, and the transaction is subject to several conditions, including, but not limited to, the execution of definitive agreements as well as the approval of regulatory bodies and the boards of directors of the respective companies. There can be no assurance that the transaction will be consummated or that the conditions to closing will be met.




About Deutsche Bank
With over $869 billion in assets as of September 30, 1999 and approximately 90,000 employees, Deutsche Bank offers its clients unparalleled financial services throughout the world. It ranks among the leaders in asset management, capital markets, corporate finance, custody, cash management and private banking. Deutsche Bank is divided into five major business units: Global Corporates and Institutions, Global Technology and Services, Asset Management, Corporates and Real Estate and Private and Retail
Banking. Deutsche Bank provides a fully integrated investment and wholesale banking service to corporate clients from its main centers in London, Frankfurt, New York, Baltimore, Tokyo, Singapore, Hong Kong and Sydney, as well as its regional offices around the globe. The keys to the Bank's success remain constant: customer focus, the spirit of innovation, a broad range of product skills combined with technological power and financial strength delivered by highly skilled professionals.


About National Discount Brokers Group
Headquartered in Jersey City, New Jersey, National Discount Brokers Group, Inc., an S&P Small Cap 600 Index company, is the parent company of two financial services entities: National Discount Brokers Corporation/ndb.com and Sherwood Securities. National Discount Brokers, which recently was ranked #1 in the Barron's Best of Online Brokers survey, at February 29, 2000, had 207,900 customer accounts, with assets of $12.2 billion. Sherwood Securities' main operations are as a market maker in approximately 4,500 Nasdaq and other OTC securities as of November 30, 1999. The Company has offices in Jersey City, New York, Los Angeles, Chicago, San Francisco, Denver and Boston. Customers can access National Discount Brokers Corporation/ndb.com at , via the PowerBroker automated touch-tone telephone system 800-631-8884 or by calling 800-4-1-PRICE.

Statements made in this press release constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend", "anticipate", "believe", "estimate", "expect", "should" or similar expressions. It should be understood that these forward-looking statements are subject to a number of assumptions, risks and uncertainties, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These uncertainties and risks include changes in laws, rules or regulations, customer growth at NDB.com, and the ability of software and hardware to be modified to perform the services required by the agreement. Risks also include unplanned expense increases, due among other things to unplanned expenditures for software, hardware and marketing alliances, and other risks as set forth in the Form 10-Q of National Discount Brokers Group Inc. for the quarter ended November 30, 1999.

The common stock of the Company anticipated to be offered and sold as described herein will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.




                                      # # #

                                                                   EXHIBIT 99(B)


                                                  March 27, 2000


National Discount Brokers Group, Inc.
10 Exchange Place Centre
15th Floor
Jersey City, NJ 07302

Ladies and Gentlemen:

                  The purpose of this letter is to confirm, and set forth the terms and conditions of, the agreement in principle between Deutsche Bank Americas Holding Corporation ("Deutsche Bank"), and National Discount Brokers Group, Inc. (the "Company") relating to the proposed acquisition by Deutsche Bank of an equity interest in the Company (the "Investment") and the formation of certain strategic relationships described in this letter.

                  1. Deutsche Bank or one of its designated affiliates will purchase from the Company 3,000,000 shares of its newly issued common stock, par value $0.01 per share, of the Company (the "Common Stock") for an aggregate purchase price (the "Purchase Price") of $135,930,000 ($45.31 per share). The number of shares of Common Stock issued and outstanding on the date of this letter is 17,493,883. The shares of Common Stock owned by Deutsche Bank and its affiliates at the date hereof, together with shares of Common Stock to be purchased as the Investment, would constitute 16.35% of the issued and outstanding Common Stock (calculated as of the date hereof). The Purchase Price will be payable in cash at the closing (the "Closing") of the Investment.

                  2. The willingness of both Deutsche Bank and the Company to undertake the transactions contemplated by this letter is subject to the satisfactory resolution of each provision set forth herein, including:

                  (i) the negotiation and execution of a definitive agreement relating to the Investment (the "Investment Agreement");



                  (ii) the agreement of the parties, coincident with the Investment, with respect to the principal terms (as evidenced by a "heads of agreement" or similar document, including binding provisions with respect to mutual exclusivity and noncompetition) relating to a joint venture to be owned 25% by the Company and 75% by Deutsche Bank or one or more of its affiliates with respect to areas within Western Europe (the "European Joint Venture") which European Joint Venture will be the exclusive means by which Deutsche Bank, the Company and their respective affiliates offer on-line discount equity brokerage services in Western Europe;

                  (iii) the agreement of the parties, coincident with the Investment, with respect to the principal terms (as evidenced by a "heads of agreement" or similar document, including binding provisions with respect to mutual exclusivity and noncompetition) relating to a worldwide joint venture to be owned, to the extent practicable in light of tax and local regulatory considerations, 50% by the Company and 50% by Deutsche Bank or one or more of its affiliates with respect to territories other than the United States and Western Europe (the "Territory") (the "Worldwide Joint Venture"), which Worldwide Joint Venture will be the exclusive means by which Deutsche Bank, the Company and their respective affiliates offer on-line discount equity brokerage services in the Territory;

                  (iv) the negotiation and execution of a definitive agreement, coincident with the Investment, pursuant to which Deutsche Bank shall agree that, insofar as any affiliate of Deutsche Bank seeks to distribute in the United States through an on-line discount broker any portion of the equity securities allotted to such affiliate acting as an underwriter of an initial public offering, such affiliate will use the Company (or one or more of its subsidiaries) as its exclusive on-line discount broker for such purpose, it being understood and agreed that Deutsche Bank and its affiliates have no obligation to distribute any equity securities through any on-line discount broker (the "U.S. Underwriting Venture");


                  (v) the negotiation and execution of a definitive agreement, coincident with the Investment, pursuant to which Deutsche Bank and its affiliates appoint the Company or one or more of its subsidiaries as the exclusive on-line discount broker in the United States for purposes of distributing research prepared by Deutsche Bank's Global Corporates & Institutions Division (or any successor) (which Division currently prepares substantially all research on equities of U.S. issuers for distribution to retail customers of Deutsche Bank and its affiliates) for distribution to retail investors in the United States, including but not limited to, daily calls (video and audio), daily research reports, investment strategies and any other types of research, it being understood and agreed that the Company (or any such subsidiary) shall be entitled to receive such research no later than any other third-party with which Deutsche Bank may have contracted for the distribution of research (the "U.S. Research Venture"). Deutsche Bank and its affiliates will provide to the Company representations, warranties and indemnities no less favorable to the Company than the most favorable such provisions given by Deutsche Bank and its affiliates to any other third party that has contracted with such affiliate to disseminate such research. The comprehensive term sheets relating to the Worldwide Joint Venture and the European Joint Venture and the definitive agreements relating to the U.S. Research Venture and the U.S. Underwriting Venture together with the Investment Agreement are referred to herein as the "Transaction Documents", each of the Transaction Documents to be on the terms and conditions described in this letter and such other customary terms and conditions as the parties shall mutually agree;

                  (vi) receipt of approval of the respective Boards of Directors of Deutsche Bank and the Company and the Board of Managing Directors of Deutsche Bank AG;

                  (vii)    satisfactory  completion  prior to  execution  of the
                           Transaction Documents of legal, business and accounting due diligence investigations by each of the Company and Deutsche Bank; and

                  (viii) the establishment of mutually acceptable firewalls between Deutsche Bank and its affiliates and the Company and its affiliates with respect to their respective activities in the United States.

                  3. In addition to those expressly set forth elsewhere in this letter, the Investment Agreement (or a related agreement) will contain customary agreements and conditions to the parties' obligations, including the following:

                  (a) representations and warranties with respect to (i) preparation, accuracy and completeness of the consolidated financial statements of the Company;
                           (ii) capitalization of the Company; (iii) the absence of undisclosed material liabilities; (iv) intellectual property; (v) employment matters; (vi) insurance and material contracts; (vii) the Company's ownership of material properties; (viii) taxes; (ix) the absence of any material adverse change in the condition (financial or otherwise) of the Company and its consolidated subsidiaries since May 31, 1999; (x) the absence of material transactions; (xi) pending and threatened material litigation; and (xii) compliance with applicable laws and regulations;

                  (b) subject to the provisions of subparagraph (h), antidilution rights with respect to all new issuances by the Company of Common Stock (whether made in the public or private capital markets, including without limitation upon the conversion, exercise or exchange of securities convertible, exercisable or exchangeable for or into Common Stock, but not including warrants outstanding on the date hereof, issuances pursuant to any compensatory arrangements or issuances in connection with stock purchase rights distributed pro rata to all holders of Common Stock) requiring the Company, at the option of Deutsche Bank, to sell to Deutsche Bank or a designated affiliate an amount of newly issued Common Stock sufficient to maintain Deutsche Bank's then percentage ownership position in the Company, at a market price determined according to mutually agreed formulas to be set forth in the Investment Agreement;

                  (c) (i) commencing on the second anniversary (or, if any of the events described in clause A of the second proviso shall occur, the first anniversary) of the Investment Agreement (or, if an event described in clause B or C of such proviso shall occur, at any time), subject to the proviso to this clause, demand registration rights entitling Deutsche Bank to request three times that the Company effect a registration of its shares so long as the amount of securities registrable represents not less than 30% of the ownership interest in the Company held by Deutsche Bank at the time of each request and in any case not less than 500,000 shares of Common Stock; provided, however, that Deutsche Bank will make no more than one demand in any 12-month period; and provided further that such rights shall accelerate as noted above (A) if, by the first anniversary of the Investment Agreement, the parties shall have failed to enter into definitive agreements with respect to the European Joint Venture and the Worldwide Joint Venture, or shall have exercised its rights to terminate either such venture, the U.S. Underwriting Venture or the U.S. Research Venture pursuant to their respective terms; (B) if there shall occur any change of control of the Company (other than any change of control directly resulting from the acquisition or disposition of Common Stock by Deutsche Bank or any of its affiliates); or (C) if there shall occur any change in law or regulation (or any interpretation thereof) that results in Deutsche Bank and its affiliates being unable to hold Common Stock, after Deutsche Bank shall have used commercially reasonable efforts to comply with such change in law or regulation without disposing of such Common Stock; and (ii) customary piggyback rights commonly found in registration rights agreements;

                  (d) subject to the provisions of subparagraph (h), veto rights in favor of Deutsche Bank over sales of voting capital stock by the Company (other than sales to underwriters pursuant to a bona fide underwritten public offering) (i) to direct competitors of Deutsche Bank (as specified in the list mutually agreed upon by Deutsche Bank and the Company, which shall be subject to revision as provided in the definitive Transaction Documents); and (ii) to any person (or "group" of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acting in concert) if, upon consummation of such sale, such person (or group) would own more than 19.3% but less than a majority of the then outstanding voting capital stock of the Company;

                  (e) a right of first refusal in favor of the Company (or its nominee) such that if Deutsche Bank proposes to sell, transfer or assign any of its Common Stock, it will first offer the Company the opportunity to purchase such shares on the same terms;

                  (f) representations and warranties of Deutsche Bank that will cover matters normally addressed by purchasers of privately placed securities, including (i)
                           opportunity  to conduct  satisfactory  due diligence;
                           (ii) investment intent; (iii) "accredited investor" status and knowledge and experience in financial and business matters; and (iv) corporate existence and power and authority;

                  (g) standstill, lockup and voting provisions which shall remain in effect as long as Deutsche Bank (and any of its affiliates) directly or indirectly beneficially owns 10% or more of the outstanding voting capital stock of the Company.  These provisions would include
                          (i) a prohibition on the acquisition of any additional
                           shares by Deutsche Bank and its affiliates in excess
                           of 19.3% of the voting capital stock of the Company from time to time outstanding; provided, however, that if Deutsche Bank shall dispose of any of its shares of Common Stock (other than under the circumstances described in clause (c)(i)(C) of this paragraph 3), such percentage shall thereafter be reduced to the percentage ownership of Deutsche Bank in the Company after giving effect to such disposition; and provided further, that Deutsche Bank's failure to exercise its pre-emptive rights as described above shall not constitute a disposition for purposes of the foregoing proviso; (ii) a requirement that Deutsche Bank (or any such affiliate) vote its Common Stock with management (except in the event of certain mergers, consolidations and sales of substantially all the assets of the Company); and (iii) a prohibition on the conduct by Deutsche Bank and any of its affiliates of proxy contests and tender offers, except a tender offer for any and all the shares of the Company which includes as a condition thereof (which may not be waived by the offeror(s)) that, upon consummation of such offer, Deutsche Bank and its affiliates shall own not less than 81% of the voting capital stock of the Company;

                   (h) the rights set forth in subparagraphs 3(b) and 3(d) will terminate upon either (i) the sale by Deutsche Bank or its affiliates of any Common Stock (other than under the circumstances described in clause
                           (c)(i)(C) of this paragraph 3 or in the ordinary course of broker-dealer activities (including without limitation market making activities) and the activities of any affiliate of Deutsche Bank that maintains and enforces written policies and procedures reasonably designed to prevent the flow of information about the Company to such affiliate (including without limitation merger and acquisition advisory and ordinary course banking activities)), or (ii) if, as a result of the sale by Deutsche Bank and its affiliates of Common Stock under the circumstances described in clause (c)(i)(C) of this paragraph 3, Deutsche Bank and its affiliates hold less than 10% of the then outstanding Common Stock;

                   (i) in the event the Company repurchases shares of its Common Stock generally (whether through an issuer self-tender or otherwise), Deutsche Bank and its affiliates will sell sufficient shares so that their aggregate ownership does not exceed 19.3% of the Common Stock then outstanding, so long as the purchase price per share shall equal or exceed the price paid by Deutsche Bank or such affiliates to acquire such shares; provided that the Company shall require a similar covenant from any person (except for persons holding 10% or more of the outstanding Common Stock as of the date hereof ) that, after the Closing, purchases from the Company Common Stock or Common Stock equivalents (other than purchases of less than one percent of the then outstanding Common Stock or purchases pursuant to a bona fide underwritten public offering) as a result of which such person would own 10% or more of the then outstanding Common Stock,; and provided further that such covenants shall be subject to exception to permit delay in circumstances where compliance would result in the violation of any law, rule or regulation; and

                   (j) Deutsche Bank and its affiliates will agree not to transfer any Common Stock to a third party (or "group" of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that would, upon consummation of such transfer, own 10% or more of the then outstanding Common Stock, unless such third party or group enters into standstill and lock-up arrangements on substantially the same terms as those binding upon Deutsche Bank; and

                   (k) The Company will use commercially reasonable efforts to include in the group of persons nominated by the Company for election as a director a person nominated by Deutsche Bank reasonably acceptable to the Company, provided such nominee agrees to resign as a director in the event Deutsche Bank and its affiliates cease to own 10% or more of the then-outstanding Common Stock.

                   4.  The   Investment   Agreement   will   provide   that  the
                  representations and warranties of the Company and Deutsche Bank will survive the Closing for a period of two years.

                  5.       The Closing will be subject to:

                  (i) the receipt of all required regulatory approvals and third-party consents, including without limitation any applicable U.S. federal, state or foreign bank regulatory approvals;

                  (ii) the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and otherwise as required by any applicable stock exchange or other self-regulatory organization; and

                  (iii) the representations and warranties of each party in the Investment Agreement and the definitive agreements relating to the U.S. Underwriting Venture and the U.S. Research Venture shall be true and correct, and all of its covenants therein to be performed prior to the Closing shall have been performed.

                  6. Deutsche Bank, the Company and their affiliates (as applicable) will negotiate in good faith the formation of a strategic alliance, which may take the form of one or more entities established in or outside of the United States, in connection with:

                  (i) the development by the Company of "private label" web sites for certain affiliates of Deutsche Bank for retail and institutional trading;

                  (ii) subject to any regulatory requirements, the formation of jointly owned U.S. clearance and settlement operations;

                  (iii) the provision by the Company of discounted on-line brokerage services to employees of Deutsche Bank and its affiliates; and

                  (iv) the provision by the Company to Deutsche Bank and institutional customers of Deutsche Bank and its affiliates, on terms no less favorable than those on which the Company provides such services generally to other third parties, certain on-line products and services offered by the Company as shall be mutually agreed by the parties (collectively, the "Strategic Cooperation Arrangements").

                  7. (a) Following the execution of this letter until the execution of the Investment Agreement, neither the Company nor any of its respective subsidiaries, affiliates or Representatives will, directly or indirectly, (i) solicit or encourage any inquiries, discussions or proposals regarding; (ii) continue, propose or enter into negotiations or discussions with respect to; or (iii) enter into any agreement or other understanding providing for, any Company Alternative Transaction; nor shall any of such persons or entities provide any information to any other person or entity for the purpose of making, evaluating, or determining whether to make or pursue, any inquiries or proposals with respect to, any Company Alternative Transaction. The Company will promptly advise Deutsche Bank of, and communicate to Deutsche Bank all material terms of, any such inquiry or proposal and the identity of the person or entity making any such inquiry or proposal that the Company or any of its subsidiaries, affiliates or Representatives may receive or of which any of them may become aware. The term "Company Alternative Transaction" means any transaction involving an equity investment by any third party in the Company or any of its affiliates (excluding Common Stock acquired upon exercise of (i) any warrants outstanding on the date hereof; or (ii) stock-based compensation plans) and/or a worldwide or regional alliance with such party for the provision of products and services outside of the United States substantially similar to those comprising the contemplated scope of the European Joint Venture, the Worldwide Joint Venture or clause (ii) of the Strategic Cooperation Arrangements, excluding any co-branding arrangements with banks, savings banks, savings and loans institutions and credit unions located in the United States.

                   (b) Following the execution of this letter until the execution of the Investment Agreement, neither Deutsche Bank nor any of its respective subsidiaries, affiliates or Representatives will, directly or indirectly, (i) solicit or encourage any inquiries, discussions or proposals regarding; (ii) continue, propose or enter into negotiations or discussions with respect to; or (iii) enter into any agreement or other understanding providing for, any Deutsche Bank Alternative Transaction; nor shall any of such persons or entities provide any information to any other person or entity for the purpose of making, evaluating, or determining whether to make or pursue, any inquiries or proposals with respect to, any Deutsche Bank Alternative Transaction. Deutsche Bank will promptly advise the Company of, and communicate to the Company all material terms of, any such inquiry or proposal and the identity of the person or entity making any such inquiry or proposal that Deutsche Bank or any of its subsidiaries, affiliates or Representatives may receive or of which any of them may become aware. The term "Deutsche Bank Alternative Transaction" means, with respect to Deutsche Bank or any of its affiliates, any transaction involving an equity investment in a U.S. on-line discount broker and/or a worldwide or regional alliance with such party for the provision of products and services substantially similar to those comprising the contemplated scope of the U.S. Underwriting Venture, the U.S. Research Venture, the European Joint Venture, the Worldwide Joint Venture or the Strategic Cooperation Arrangements.

                  8. Deutsche Bank agrees that, from the date hereof until six months after the date of termination of this letter in accordance with the terms of paragraph 13 hereof, none of Deutsche Bank or any of its affiliates will, without the prior written consent of the Company and other than in the ordinary course of broker-dealer activities (including without limitation market making activities) and the activities of any affiliate of Deutsche Bank that maintains and enforces written policies and procedures reasonably designed to prevent the flow of information about the Company to such affiliate (including without limitation merger and acquisition advisory and ordinary course banking activities):

                  (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof (other than acquisitions of Common Stock in an amount equal to the difference between 19.3% of the then outstanding voting capital stock of the Company and an amount equal to (A) shares purchased in the Investment plus (B) shares owned by Deutsche Bank and its affiliates), or of any successor to or person in control of the Company, or any material assets of the Company or any subsidiary or division thereof or of any such successor or controlling person except as contemplated by the Investment;

                  (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

                  (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; or

                   (iv) form, join or in any way participate in a "group" of persons, as described above, in connection with any of the foregoing.

                  9. Deutsche Bank and the Company shall each bear their own fees and expenses, including, without limitation, fees and expenses of financial, legal and accounting advisers and other outside consultants, incurred in connection with the execution of this letter and the transactions contemplated hereby.

                  10. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THAT STATE.

                  11. This letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  12. This letter is an expression only of the intent of the parties to negotiate, document and consummate the Investment, the European Joint Venture, the Worldwide Joint Venture, the U.S. Underwriting Venture, the U.S. Research Venture, the Strategic Cooperation Arrangements and the other transactions contemplated hereby and is not intended to be a binding contract, except that paragraphs 7, 8, 9, 10, 12 and 13 are intended to be binding upon and enforceable against the parties hereto and, in the case of paragraphs 8, 9, 10, 12 and 13, to survive the termination of this letter agreement, and that nothing herein shall be construed to adversely effect the effectiveness of the letter agreements between the parties of even date relating to protection of the confidentiality of information provided by the parties to each other thereunder (the "Non-Disclosure Agreements").

                  13. If the definitive Transaction Documents have not been approved by the respective Boards of Directors of the Company and Deutsche Bank and the Board of Managing Directors of Deutsche Bank AG by April 30, 2000 and unless otherwise agreed by the parties, this letter will terminate and neither party shall have any obligation to the other respecting the subject matter hereof, except to the extent otherwise provided herein and in the Non-Disclosure Agreements.

                                      * * *

                  If the foregoing is in accordance with your understanding and agreement with Deutsche Bank, please sign and return the duplicate of this letter enclosed herewith.

                                   Sincerely,


                                     DEUTSCHE BANK AMERICAS HOLDING CORPORATION



                                     By___________________________
                                       Name:
                                       Title:



                                     By___________________________
                                       Name:
                                       Title:







Accepted and agreed to
on the terms set forth above:
NATIONAL DISCOUNT BROKERS GROUP, INC.


By___________________________
     Name:
     Title: